UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2013, Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) held its Annual Meeting of Stockholders (the “2013 Annual Meeting”). At the 2013 Annual Meeting, the Company’s stockholders elected each of the Company’s seven nominees to serve on the Company’s Board of Directors until the next annual meeting, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, approved the compensation of the Company’s named executive officers on an advisory basis and approved a proposed amendment to the Company’s amended and restated certificate of incorporation in order to change the name of the Company to “Inteliquent, Inc.”

The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Joseph A. Beatty	18,590,558	1,192,434	8,007,342
G. Edward Evans	17,956,351	1,826,641	8,007,342
Edward M. Greenberg	15,488,335	4,294,657	8,007,342
James P. Hynes	17,964,075	1,818,917	8,007,342
Lawrence M. Ingeneri	15,616,468	4,166,524	8,007,342
Timothy A. Samples	15,601,427	4,181,565	8,007,342
Rian J. Wren	17,853,099	1,929,893	8,007,342

Accordingly, the seven nominees received the highest number of votes cast and therefore each of the seven nominees was elected to serve as a director.

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	27,606,154	98,251	85,929

Accordingly, a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	18,949,841	808,791	24,360	8,007,342

Accordingly, a majority of votes cast in the advisory vote on executive compensation were “for” the approval of executive compensation as disclosed in the Company’s proxy statement.

	Votes For	Votes Against	Abstentions
Amendment to Amended and Restated Certificate of Incorporation to Change the Company’s Name to Inteliquent, Inc.	26,039,791	139,337	1,611,206

Accordingly, a majority of shares of the Company’s outstanding common stock was voted in favor of the proposed amendment to the Company’s amended and restated certificate of incorporation to change the Company’s name to “Inteliquent, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Richard L. Monto
Date: June 21, 2013	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and
Corporate Secretary